Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 9 dated February 13, 2026 relating to the Common Stock, par value $0.001 per share, of Flux Power Holdings, Inc. shall be filed on behalf of the undersigned.

CLEVELAND CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Wade Massad
Name:	Wade Massad
Title:	Managing Member

CLEVELAND CAPITAL, L.P.

By:	/s/ Wade Massad
Name:	Wade Massad
Title:	Managing Member of the General Partner

ROCKY RIVER SPECIFIC OPPORTUNITIES FUND LLC

By:	/s/ Wade Massad
Name:	Wade Massad
Title:	Managing Member

WADE MASSAD

By:	/s/ Wade Massad

JOHN SHIRY

By:	/s/ John Shiry